UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________________________________________
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 27, 2017
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COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)
 ________________________________________________________

Delaware	1-06732	95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 South Street Morristown, New Jersey		07960
(Address of principal executive offices)		(Zip Code)
(862) 345-5000
(Registrant’s telephone number, including area code)
________________________________________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As Covanta Holding Corporation (the "Company”) completed its year-end financial statement close process, the Company made one revision to its 2016 financial statements and a further adjustment to its calculation of adjusted earnings per share (“Adjusted EPS”), both as compared to the unaudited financial information presented in its press release dated February 15, 2017.

1.
In 2016, the market performance for certain stock compensation awards was not met and as a result no stock was received by employees. As such, the $2.4 million deferred tax asset related to these grants should have been written off to tax expense in our year-end financial statements, as no deduction will be taken on the tax return. This reversal increased 2016 income tax expense and decreased net income by $2.4 million and decreased the previously reported basic and diluted earnings per share ("Diluted EPS") and Adjusted EPS. As a result of this change, both Diluted EPS and Adjusted EPS decreased by $0.02.

2.
In connection with the fourth quarter 2016 sale of the biomass facilities, the Company recorded a $14 million FIN 48 uncertain tax position liability, which increased 2016 tax expense. This additional tax expense was properly included in the Company’s calculation of net income and basic and Diluted EPS; however, the Company is revising its calculation of Adjusted EPS to exclude this item given its non-recurring nature. As a result of this change, Adjusted EPS increased by $0.11.

As result of the above adjustments, previously reported full year net income of $(1) million was revised to $(4) million. Previously reported full year basic and Diluted EPS of $(0.01) was revised to $(0.03) and previously reported Adjusted EPS of $(0.15) was revised to $(0.06). Neither of these adjustments impacted 2016 reported Adjusted EBITDA (an important non-GAAP financial metric) or Cash Flow provided by operating activities or Free Cash Flow (an important non-GAAP financial metric), provided by the Company.

A copy of these revised materials is furnished as Exhibit 99.2 to this Form 8-K.This information includes certain non-GAAP financial information as identified in Exhibit 99.2.

The information in this Form 8-K, and Exhibit 99.2 is furnished pursuant to Item 7.01 of this Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired – Not Applicable

(b)	Pro Forma Financial Information – Not Applicable

(c)	Exhibits

Exhibit No.	Exhibit

99.2	Earnings Materials, dated February 27, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 27, 2017
COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit

99.2	Earnings Materials, dated February 27, 2017.